UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

3PEA INTERNATIONAL, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule of 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SCHEDULE 14C INFORMATION STATEMENT

(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

3PEA INTERNATIONAL, INC.

1700 W. Horizon Ridge Parkway, Suite 200

Henderson, Nevada 89012

WE ARE NOT ASKING FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Notice of Written Consent of Shareholders in Lieu of

Special Meeting of Shareholders

This Information Statement is being furnished by 3PEA International, Inc., a Nevada Corporation (the “Company”), to the holders of record (the “Stockholders”) of the outstanding common stock, $0.001 par value per share (the “Common Stock”) as of the close of business on March 4, 2019 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent in lieu of a meeting, dated March 4, 2019 (the “Written Consent”) of stockholders of the Company owning common shares that represent a majority of the outstanding votes of the capital stock of the Company as of the Record Date (the “Consenting Stockholders”).

The Written Consent authorized an amendment to our Amended and Restated Articles of Incorporation to change our name to “PaySign, Inc.” (the “Amendment”).

The Written Consent constitutes the consent of a majority of the votes at any meeting of stockholders, and is sufficient under the Nevada Revised Statutes, and the Company’s Amended and Restated Articles of Incorporation to approve the Amendment. Accordingly, the Amendment is not presently being submitted to the Company’s other Stockholders for a vote. The action by Written Consent will become effective on the date of filing of the Certificate of Amendment that the Company will file with the Nevada Secretary of State to effect the Amendment (the “Effective Date”).

This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to 3Pea International, Inc.

By Order of the Board of Directors,

/s/ Mark Newcomer

Mark Newcomer, Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about April 4, 2019, to Stockholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Consenting Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. This practice known as “householding” is intended to reduce the Company’s printing and postage costs. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate Chief Executive Officer at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE CONSENTING STOCKHOLDERS

Under Title 78 of the Nevada Revised Statutes, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 46,731,912 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

3

On March 4, 2019, our board of directors (the “Board of Directors”) unanimously adopted resolutions approving the Amendment and recommended that the Stockholders approve the Amendment. In connection with the adoption of this resolution, the Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner. Pursuant to Section 78.320 of the Nevada Revised Statutes (“Nevada Law”), the Consenting Stockholders voted in favor of the Amendment in a written consent dated March 4, 2019. The Consenting Stockholders are the record or beneficial owner of 24,911,553 shares of Common Stock, which represented 53.3% of the total votes entitled to be case at any meeting of Stockholders. No consideration was paid for the consents. The Consenting Stockholders names, affiliations with the Company and beneficial holdings are as follows:

Name of Beneficial Owner	Common Stock	Percent of Total Votes
Mark Newcomer*	8,810,000	18.9%
Daniel Spence*	8,310,000	17.8%
Anthony DePrima**	2,745,163	5.9%
Arthur de Joya***	2,000,000	4.3%
Christopher Newcomer ****	1,600,000	3.4%
Rex Burnett***	790,000	1.7%
Joan Herman*	400,000	0.9%
Brian Polan***	256,390	0.5%
Total	24,911,553	53.3%

________________

*	Director and Officer of the Company

**	Retired Director and Officer of the Company

***	Employee or Independent Contractor of the Company

****	Former Officer and Brother of Mark Newcomer

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Amendment. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20-day period mandated by Rule 14c-2 and the provisions of Nevada Law, file the Amendment with the Nevada Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Stockholders.

4

DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value $0.001 per share, and 25,000,000 shares of Preferred Stock, par value $0.001 per share. There were 46,731,912 shares of Common Stock and no shares of Preferred Stock outstanding as of the Record Date.

Common Stock

Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.  Holders of our Common Stock:

•	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

•	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

•	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions;

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders and for directors.

All of our outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our Board, without further stockholder approval, may issue Preferred Stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board may authorize the issuance of Preferred Stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of Preferred Stock are outstanding.

Our Board had not authorized any series of Preferred Stock.

5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 4, 2019, with respect to the beneficial ownership of our capital stock by (i) all of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)	Percent of Class (1)
Mark R. Newcomer (3) (4)	9,010,000	19.2%
Daniel H. Spence (3)	8,510,000	18.1%
Anthony E. DePrima (5)	2,745,163	5.9%
Joan M. Herman (3)	400,000	0.9%
Dan Henry (3)	300,000	0.6%
Bruce Mina (3)	56,500	0.1%
Quinn Williams (3)	50,000	0.1%
Dennis Triplett (3)	50,000	0.1%
Mark Attinger (3)	–	0.0%
Robert Strobo (3)	–	0.0%
All Officers and Directors as a Group	18,376,500	38.6%

_______________________

(1)	Based upon 46,731,912 shares of Common Stock issued and outstanding as of March 4, 2019.

(2)	Includes the following number of shares of our common stock either (a) issuable upon exercise of stock options granted to our named executive officers and directors that are exercisable within 60 days after March 4, 2019, or (b) issuable pursuant to stock grants to our named executive officers and directors that vest within 60 days after March 4, 2019:

Directors and Executive Officers	Options Exercisable/Shares Issuable within 60 days	Unvested Options/Stock Grants not Included
Mark Newcomer	200,000	1,000,000
Daniel Spence	200,000	1,000,000
Joan Herman	–	600,000
Dan Henry	300,000	1,200,000
Bruce Mina	50,000	150,000
Quinn Williams	50,000	150,000
Dennis Triplett	50,000	150,000
Mark Attinger	–	450,000
Robert Strobo	–	200,000
All executive officers and directors as a group	850,000	4,900,000

(3)	The address for the shareholder is 1700 W Horizon Ridge Pkwy., Suite 200, Henderson, NV 89012.

(4)	Does not include 75,000 stock options issued to Mr. Newcomer’s spouse, none of which are exercisable within 60 days of March 4, 2019.

(5)	The address of Mr. DePrima is 13236 N. 7th Street B4-299, Phoenix, AZ 85022.

6

AMENDMENTS TO CERTIFICATE OF INCORPORATION

Summary of Amendment

On March 4, 2019, our Board of Directors approved, subject to receiving the approval of the holders of a majority of the Company’s outstanding capital stock, the Amendment to change our name to “PaySign, Inc.” The Consenting Stockholders approved the Amendment pursuant to a Written Consent dated as of March 4, 2019.

Purpose of Changing our Corporate Name

The Company is a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications. We provide a card processing platform consisting of proprietary systems and innovative software applications based on the unique needs of our clients, which we under the PaySign brand. We decided that our stockholders would benefit by aligning our corporate name with the brand name of our principal service.

7